CynergisTek Inc. Stockholders Approve Merger Agreement

AUSTIN, TX (August 31, 2022) – CynergisTek, Inc. (NYSE American: CTEK), (“CynergisTek”) a leading cybersecurity, privacy, compliance, and IT audit firm helping organizations in highly regulated industries navigate emerging security and privacy issues, today announced that its stockholders have voted to approve the previously announced merger agreement dated May 23, 2022 (“Merger Agreement”) with Clearwater Compliance LLC (“Clearwater”), a healthcare focused cybersecurity, compliance, and risk management solutions firm, and approval of the proposed merger contemplated by the Merger Agreement in an all cash transaction that values CynergisTek at approximately $17.7 million (the “Merger”).

CynergisTek today held its virtual special meeting of stockholders (the “Special Meeting”) to vote on, among other things, the Merger Agreement and proposed Merger with a subsidiary of Clearwater.

The first proposal, to adopt the Merger Agreement and approve the Merger, was approved by the affirmative vote of a majority of the outstanding shares of CynergisTek common stock entitled to vote thereon.

The second proposal, which was a non-binding, advisory proposal to approve compensation that will or may become payable by CynergisTek to its named executive officers in connection with the Merger, was approved by the affirmative vote of the holders of a majority of the shares of CynergisTek common stock entitled to vote thereon and virtually present in person by remote communication, or represented by proxy.

Under the terms of the Merger Agreement, Clearwater will acquire all of CynergisTek’s common stock for $1.25 per share in cash. The parties expect the transaction to close on September 1, 2022. Upon completion of the transaction, CynergisTek’s shares will no longer trade on the NYSE American Stock Market, and CynergisTek will become a private company.

Full results of the vote will be reported on a Form 8-K that CynergisTek will file with the U.S. Securities and Exchange Commission (the “SEC”). References herein to terms of the Merger Agreement are subject to, and are qualified by reference to, the full terms of the Merger Agreement, which CynergisTek filed with the SEC on Form 8-K on May 23, 2022.

Advisors

American Growth Capital is acting as financial advisor to CynergisTek, with Kirton McConkie PC acting as CynergisTek’s legal counsel.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of the COVID-19 pandemic, including actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; the general economic impact of the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, and the impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry, or the ongoing war in Ukraine. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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CynergisTek Investor Relations Contact:

CynergisTek, Inc.
Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com

CynergisTek Media Contact:

CynergisTek, Inc.
Lauren Frickle
(512) 402-8550 x7216
lauren.frickle@cynergistek.com